As filed with the Securities and Exchange Commission on March 19, 2019.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HORIZON GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-3574483 (I.R.S. Employer Identification No.)

2600 West Big Beaver Road, Suite 555 Troy, Michigan (Address of principal executive offices)	48084 (Zip Code)

HORIZON GLOBAL CORPORATION
AMENDED AND RESTATED 2015 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Jay Goldbaum
General Counsel and Corporate Secretary
2600 West Big Beaver Road, Suite 555
Troy, Michigan 48084
(Name and address of agent for service)

(248) 593-8820
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	2,350,000 (1)(2)	$2.31	$5,428,500	$658

(1)
Represents the maximum number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Horizon Global Corporation (the “Registrant”) issuable pursuant to the Horizon Global Corporation Amended and Restated 2015 Equity and Incentive Compensation Plan (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on March 15, 2019, which is a date within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 2,350,000 shares of Common Stock pursuant to the Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2015 (File No. 333-205195) relating to the Horizon Global Corporation 2015 Equity and Incentive Compensation Plan are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 (Commission File No. 001-37427) filed with the Commission on August 7, 2018)

4.2
Amended and Restated Horizon Global Corporation Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-37427) filed with the Commission on February 20, 2019)

4.3
Amended and Restated Horizon Global Corporation 2015 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-37427) filed with the Commission on March 18, 2019)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 19th day of March 2019.

HORIZON GLOBAL CORPORATION

By:	/s/ Jay Goldbaum
Jay Goldbaum
General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: March 19, 2019	/s/ Carl Bizon
Carl Bizon President and Chief Executive Officer (Principal Executive Officer)
Date: March 19, 2019	/s/ Brian Whittman
Brian Whittman Vice President, Finance (Principal Financial and Accounting Officer)
Date: March 19, 2019	/s/ Denise Ilitch
Denise Ilitch Chair of the Board
Date: March 19, 2019	/s/ Richard L. DeVore
Richard L. DeVore Director
Date: March 19, 2019	/s/ Scott G. Kunselman
Scott G. Kunselman Director
Date: March 19, 2019	/s/ David A. Roberts
David A. Roberts Director
Date: March 19, 2019	/s/ Richard D. Siebert
Richard D. Siebert Director
Date: March 19, 2019	/s/ Maximiliane C. Straub
Maximiliane C. Straub Director

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